                                                                    EXHIBIT 11.1

                OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)
                     (in thousands, except per share data)


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
                                     THREE MONTHS ENDED     THREE MONTHS ENDED       NINE MONTHS ENDED       NINE MONTHS ENDED
                                      NOVEMBER 2, 1996       OCTOBER 28, 1995         NOVEMBER 2, 1996        OCTOBER 28, 1995
                                    --------------------   ---------------------    ---------------------   --------------------
                                                  FULLY                   FULLY                  FULLY                   FULLY
                                     PRIMARY     DILUTED    PRIMARY      DILUTED     PRIMARY    DILUTED      PRIMARY    DILUTED
                                    --------    --------   --------    ---------    ---------  ----------   ---------  ---------
NET LOSS                            $(2,895)    $ (2,895)  $ (3,141)   $ (3,141)    $(12,157)   $ (12,157)   $ (2,199)  $ (2,199)
                                    =======     ========   ========    ========     ========    =========    ========   ========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING            5,830        5,830      5,815       5,815        5,828        5,828       5,814      5,814

EXCESS OF SHARES ISSUABLE
 UPON EXERCISE OF STOCK
 OPTIONS OVER SHARES DEEMED
 RETIRED UNDER THE "TREASURY
 STOCK" METHOD                           --           --         --          --           --           --          --         --
                                    =======     ========   ========    ========     ========    =========    ========   ========

WEIGHTED AVERAGE NUMBER OF
 COMMON AND DILUTIVE COMMON
 EQUIVALENT SHARES OUTSTANDING        5,830        5,830      5,815       5,815        5,828        5,828       5,814      5,814
                                    =======     ========   ========    ========     ========    =========    ========   ========

    EARNINGS (LOSS) PER COMMON
     AND COMMON EQUIVALENT SHARE    $  (.50)    $   (.50)  $   (.54)   $   (.54)    $  (2.09)   $   (2.09)   $   (.38)  $   (.38)
                                    =======     ========   ========    ========     ========    =========    ========   ========
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